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Metris Receivables, Inc.                    Metris Master Trust                         Monthly Report
Certificateholder's Statement               Series 1996-1                                       Jul-98
Section 5.2                       Class A      Class B       Class C        Class D         Total

(i)   Certificate Amount       518,000,000.0 87,500,000.00 50,000,000.00   44,500,000.00700,000,000.00
(ii)  Certificate Principal
       Distributed                      0.00          0.00          0.00                          0.00
(iii) Certificate Interest
      Distributed               2,784,250.00    495,833.33    271,519.10                  3,551,602.43
(iv) Principal Collections     23,063,907.29  3,895,930.29  2,226,245.88    1,977,063.72 31,163,147.18
(v)  Finance Charge Collections10,532,662.45  1,779,165.95  1,016,666.26      902,610.31 14,231,104.98
       Recoveries                 149,683.51     25,284.38     14,448.22       12,858.91    202,275.01
       Interest Earned on Accounts      0.00          0.00          0.00            0.00          0.00
         Total Finance Charge
           Collection          10,682,345.96  1,804,450.33  1,031,114.47      915,469.22 14,433,379.99
     Total Collections         33,746,253.25  5,700,380.62  3,257,360.35    2,892,532.94 45,596,527.17
(vi) Aggregate Amount of Principal Receivables                                          3,083,127,800.
       Invested Amount (End of
         Month)                518,000,000.0 87,500,000.00 50,000,000.00   44,500,000.00700,000,000.00
       Floating Allocation
         Percentage               16.8011200%    2.8380270%    1.6217297%      1.4433395%   22.7042162%
       Invested Amount
        (Beginning of Month)   518,000,000.0 87,500,000.00 50,000,000.00   44,500,000.00700,000,000.00
       Average Daily Invested Amount                                                    699,895,476.59
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                    85.28%2,745,417,155.
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                  6.75%217,274,570.11
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                 2.54% 81,634,870.31
       90 Days and Over (60+ Days Contractually Delinquent)                        5.43%174,967,588.62
     Total Receivables                                                           100.00%3,219,294,184.
(viii) Aggregate Investor Default Amount                                                  6,975,907.81
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)           11.74%
(ix)  Charge-Offs                       0.00          0.00          0.00            0.00          0.00
(x)   Servicing Fee                                                                       1,189,041.10
(xi)  Pool Factor                  1.0000000     1.0000000     1.0000000
(xii) Unreimbursed Reallocated Principal Collections  0.00          0.00            0.00          0.00
(xiii) Excess Funding Account Balance                                                             0.00
         Prefunding Account Balance                                                               0.00
(xiv) Class C Reserve Amount                                                             17,500,000.00
         Class C Reserve Account Balance                                                 11,769,753.39
         Class C Trigger Event Occurrence                                                    None
Average Net Portfolio Yield                                                                   12.5455%
Minimum Base Rate                                                                              8.4858%
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